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                                                                    EXHIBIT 10.7

                         AGREEMENT OF PURCHASE AND SALE

                          AND JOINT ESCROW INSTRUCTIONS

TO:      Chicago Title lnsurance Company       Escrow No.      NE 154298
         16969 Von Karman                      Escrow Officer: Joy Eaton
         Irvine, California 92714                              (714) 263-0126
         ("Escrow Holder")                     Fax No.:        (714) 263-0344
                                               Title Order No. 006016144 M07
                                               Title Officer:  Susie A. Jacobsen

         THIS AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS ("Agreement") is made and entered into as of this __ day of May, 1996, and constitutes an agreement by which SCTF PACIFIC PARK II, INC., a Connecticut corporation ("Seller"), agrees to sell, and PACIFIC GULF PROPERTIES INC., a Maryland corporation ("Purchaser"), agrees to purchase:

         (a) that certain real property located at 8-92 Argonaut in Aliso Viejo, Orange County, California more particularly described in Exhibit "A" attached hereto (the "Land"), together with all buildings and improvements situated thereon, including, without limitation, buildings constituting approximately 99,618 rentable square foot, and all of Seller's right, title and interest in and to all apparatus, equipment, fixtures and appliances used in connection with the operation or occupancy of said Land and improvements (collectively, the "Improvements") and all rights, privileges and easements owned by Seller appurtenant to the Land, together with all of Seller's right, title and interest in and to any and all roads, easements, rights of way and alleys adjoining or servicing the Land (collectively, the "Appurtenances" and, together with the Land and the Improvements, the "Real Property");

         (b) All tangible personal property owned by Seller located on or in or used in connection with the Real Property as of the date hereof and as of the "Close of Escrow" (as hereinafter defined), excepting therefore all furniture, computers, equipment and other tangible personal property in the property management office located in the Real Property (the property included herein as being conveyed referred to, collectively, as the "Tangible Personal Property"); and

         (c) All lease rights, including, without limitation, the Seller's interest as lessor or otherwise in and to all leases, subleases and tenancies affecting in any way a right to occupy any portion of the Real Property (individually and collectively, the "Leases"), and Seller's interest in all security deposits and prepaid rent, if any, under the Leases, and any and all guaranties of any of the Leases, all of Seller's right, title and interest in and to any intangible personal property now or hereafter owned by Seller and used in the ownership, use or operation or development of the Real Property and Tangible Personal Property, but not including the right to use the name "Koll" (which name Seller does not have the right to transfer) (collectively, the "Intangible Property", and together with the Tangible Personal Property, the "Personal Property").
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         All of the items referred to in Subparagraphs (a), (b) and (c) above are collectively referred to herein as the "Property".

         The terms and conditions of this Agreement and the instructions to Chicago Title Insurance Company ("Escrow Holder") with regard to the escrow ("Escrow") created pursuant hereto are as follows:

         1. Purchase and Sale. For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller agrees to sell the Property to Purchaser, and Purchaser agrees to purchase the Property from Seller, upon the terms and conditions herein set forth.

         2. Purchase Price. The purchase price ("Purchase Price") for the Property shall be SIX MILLION EIGHT HUNDRED FIFTY THOUSAND DOLLARS ($6,850,000.00).

         3. Payment of Purchase Price. The Purchase Price for the Property shall be payable by Purchaser as follows:

            (a) On the date hereof Purchaser shall deposit, or cause to be deposited with Escrow Holder in cash or by certified or bank cashier's check made payable to Escrow Holder or a confirmed wire transfer of funds, One Hundred Thousand Dollars ($100,000.00).

            (b) On or before thirty (30) days after the Opening Escrow Date (as defined below), not counting in said 30 days the Opening Escrow Date (said 30th day following the Opening Escrow Date being the "Review Period End Date"), Purchaser shall deposit, or cause to be deposited with Escrow Holder in cash or by certified or bank cashier's check made payable to Escrow Holder or a confirmed wire transfer of funds, the sum of One Hundred Thousand Dollars ($100,000.00). If the Deposit under this paragraph (b) is not timely made, Seller shall have the right to terminate this Agreement, exercisable at any time after such failure unless and until the Deposit is so made prior to said termination, and upon such a termination the Deposit made under paragraph (a) shall be returned to Purchaser and all further rights and obligations under this Agreement shall be null and void. The amounts deposited under this paragraph (b) and under paragraph (a) above, along with any interest thereon as provided in paragraph (c) below, is herein referred to as the "Deposit".

            (c) The Deposit shall be invested by Escrow Holder in an interest bearing account at a FDIC insured commercial bank acceptable to Purchaser with all interest accruing thereon being part of the Deposit. The Deposit shall be applied to the Purchase Price or returned to the Purchaser in accordance with the other provisions of this Agreement.

            (d) Purchaser's deposit of the Deposit to be made under paragraph
(b) above with Escrow Holder shall be deemed to constitute Purchaser's complete satisfaction with the Property and its condition and suitability for Purchaser's intended use thereof and a


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waiver of Purchaser's rights to terminate this Agreement during the Review
Period under Section 7(a)(i) and (x).

            (e) On or before the Close of Escrow, Purchaser shall deposit or cause to be deposited with Escrow Holder, in cash or by a confirmed wire transfer of funds, the balance of the Purchase Price (viz. $6,650,000), plus or minus, as the case may be, Escrow Holder's estimate of Purchaser's share of closing costs, prorations and charges payable pursuant to this Agreement.

         4. Escrow.

            (a) Opening of Escrow. For purposes of this Agreement, the Escrow shall be deemed opened (the "Opening Escrow Date") on the date Escrow Holder shall have received the Deposit from Purchaser and an executed counterpart of this Agreement from both Purchaser and Seller. Escrow Holder shall notify Purchaser and Seller, in writing, of the date Escrow is opened. In addition, Purchaser and Seller agree to execute, deliver and be bound by any reasonable or customary supplemental escrow instructions of Escrow Holder or other instruments as may reasonably be required by Escrow Holder in order to consummate the transaction contemplated by this Agreement. Any such supplemental instructions shall not conflict with, amend or supersede any portions of this Agreement. If there is any inconsistency between such supplemental instructions and this Agreement, this Agreement shall control.

            (b) Close of Escrow. For purposes of this Agreement, the "Close of Escrow" shall be defined as the date that the Grant Deed (as defined below) conveying the Property to Purchaser is recorded in the Official Records of Orange County, California. This Escrow shall close on or before the fifteenth day after the earlier to occur of the Review Period End Date or the date Purchaser made the Deposit under Paragraph 3(b) above, or if such fifteenth day is not a business day on which commercial banks in California are open, on the first business day after said fifteenth day, except as such may be extended as provided in Paragraph 5 below (as it may be so extended, alternatively, either the "Closing Date" or the "Close of Escrow Date").

         5. Condition of Title. It shall be a condition to the Close of Escrow that title to the Property be conveyed to Purchaser by Seller by the Grant Deed subject only to the following conditions of title ("Approved Condition of Title"):

            (a) a lien to secure payment of real estate taxes and assessments, not delinquent;

            (b) the lien of supplemental taxes assessed pursuant to Chapter 3.5, commencing with Section 75 of the California Revenue and Taxation Code;

            (c) applicable zoning ordinances and subdivisions and building regulations and requirements applicable to the Property;

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            (d) all rights of lessees under the Leases ("Lessees") and any other parties having rights in the Property by or through the Leases;

            (e) matters affecting the Approved Condition of Title created by or with the written consent of Purchaser;

            (f) all matters which would be disclosed by an inspection of the Property and all matters disclosed by an "as-built" ALTA/ACSM survey (the "Survey") of the Real Property, prepared by a surveyor or civil engineer licensed in the State of California, certified to Purchaser and Title Company, reasonably acceptable to Purchaser and in sufficient detail to provide the basis for the required Title Policy without boundary, encroachment or survey exceptions; and

            (g) all exceptions which are disclosed by the standard preliminary title report (the "Report") issued with respect to the Property by Chicago Title Insurance Company, together with copies of the instruments underlying any exceptions referred to in the Report. Seller has provided Purchaser with the Report, a copy of which is attached hereto as Exhibit "B", and with copies of such underlying documents, and Purchaser acknowledges its receipt of the Report and the underlying documents. Anything contained herein to the contrary notwithstanding, except for real estate taxes and assessments not yet due or payable, Seller shall cause all mortgages, deeds of trust and other monetary encumbrances, including without limitation all mechanics' liens, to be released and reconveyed from the Property on or prior to the Close of Escrow, except that Seller shall not be obligated to expend more than $10,000 to remove any mechanics' lien (in which event Purchaser may terminate this Agreement and the Deposit shall be refunded to Purchaser and all further rights and obligations between Seller and Purchaser under this Agreement shall be null and void). Further, Seller may bond any mechanics' lien of under $10,000 in a manner sufficient for the Title Company to provide to Purchaser affirmative insurance over any such lien.

         If Seller shall be unable to give title in accordance with the provisions hereof or to make conveyance, or to deliver possession of the Property, all as herein stipulated, or if at the time of the Close of Escrow the Property does not conform with the provisions hereof (all without breach or default by Seller of its covenants contained in this Agreement), then Seller shall use reasonable efforts (but not including expenditures in excess of $ 10,000) to remove any defects in title, or to deliver possession as provided herein or to make the said Property conform to the provisions hereof, as the case may be, and thereupon the Close of Escrow shall be extended for a period of thirty (30) days. If at the expiration of the extended time set forth above Seller, having used its efforts as aforesaid, shall have failed so to remove any defects in title, deliver possession, or make the Property conform, as the case may be, all as herein agreed, and without the required existence or non-existence of any such condition occurring as a result of a breach or default by Seller of its covenants contained in this Agreement, then Purchaser shall have the right, as its sole remedy, by notice to Seller and Escrow Holder sent at any time thereafter but prior to the curing by Seller of such failure, to cancel and terminate this Agreement, and thereupon the Deposit shall be returned to Purchaser by Escrow Holder, and this Agreement shall be void without recourse to the

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parties hereto except as to those matters specifically provided herein to survive any termination of this Agreement.

         6. Title Policy. Title shall be evidenced by the willingness of the Title Company to issue its ALTA extended coverage Owner's Policy of Title Insurance (Form B, rev. October 17, 1970 with Endorsement Form 1 coverage) in the amount of the Purchase Price, insuring fee simple title to the Real Property and Improvements in Purchaser, subject only to the Approved Condition of Title (the "Title Policy"). The Title Policy shall provide full coverage against mechanics' and materialmen's liens and shall contain the CLTA 100 (modified for an owner), 101.4, 103.7, 116, 116.1, 116.4, 116.7 endorsements (the
"Endorsements"). The availability of the above-noted form of the Policy of Title Insurance and of the above identified endorsements must be confirmed by the Title Company to Purchaser and Seller on or before the Review Period End Date. If not so confirmed and if Purchaser has not terminated this Agreement as of the Review Period End Date, then it shall not be a condition to the Closing that the form of policy or the specified endorsements are available except to the extent the Title Company has confirmed any such availability prior to the Review Period End Date.

         7. Conditions to Close of Escrow.

            (a) Conditions to Purchaser's Obligations. Purchaser's obligation to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions for Purchaser's benefit on or prior to the dates designated below for the satisfaction of such conditions (or Purchaser's waiver thereof, it being agreed that Purchaser may waive any and all of such conditions, and by its not having terminated this Agreement on or before the Review Period End Date Purchaser shall be deemed to have waived any condition in clauses (i) and (x) below):

                (i) Purchaser's Review of the Property. Purchaser shall have until the Review Period End Date (the "Review Period") to satisfy itself as to all matters with respect to the Property, including the Survey and the Report. If Seller does not receive on or before the Review Period End Date a written notice from Purchaser terminating this Agreement as a result of Purchaser's review of the Property, then Purchaser shall be conclusively deemed to have approved of the Property and its condition and suitability for Purchaser's intended use thereof and all other matters relating to the Property and Purchaser shall no longer have the right to terminate this Agreement pursuant to this Paragraph 7(a)(i). All costs and expenses incurred in Purchaser's review of title and all other matters as to the Property, including, without limitation, any surveys, environmental assessments, engineering reports, etc., shall be solely at Purchaser's cost and expense. Purchaser shall have the right to so terminate this Agreement during the Review Period for any reason or for no reason.

During the Review Period, Purchaser, its agents, contractors and subcontractors shall have the right, subject to the rights of any Lessees and other occupants in the Property and after prior notice to Seller, to enter upon the Property, at reasonable times during ordinary business hours to make any and all inspections and tests as Purchaser deems desirable and which may be accomplished without causing any alteration or damage to the Property. Seller

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shall make available, or cause to be made available, to Purchaser at (by
Seller's election) the Property or at the office of Seller's property manager in Orange County, or at such other location as may be mutually agreed upon by Seller and Purchaser, Seller's property management files, and such other documents and/or contracts relating to the Property as are in Seller's possession or control.

Within five (5) business days of the date of this Agreement, Seller shall deliver or cause to be delivered to Purchaser all of the following (collectively, the "Due Diligence Materials") at Seller's sole cost and expense to the extent, and only to the extent, such information either is in the possession of or control of Seller:

            A. Survey. Any existing survey of the Property.

            B. Tax Bills. Copies of the most recent property tax bills and assessments for the Property.

            C. Contracts. Copies of all service contracts, utility contracts, maintenance contracts, management contracts, leasing contracts, equipment leases, and brokerage and leasing commission agreements related to the Property, and a list of all deposits and bonds posted by Seller with utility providers, sureties, governmental agencies or others in connection with the Properties.

            D. Plans. Copies of any as-built plans and specifications for the Improvements.

            E. Insurance. Certificates of insurance and/or copies of insurance policies for the current year, and a history of any insurance claims for casualty damage to all or any portion of the Real Property during the current year and for the previous three (3) calendar years.

            F. Reports. All reports relating to the Property, including environmental reports, soils reports, engineering reports and structural calculations.

            G. Inventory. A complete inventory of all Tangible Personal Property, if any, used at or in connection with the Property, which inventory shall become an Exhibit to the "Bill of Sale" (as hereinafter defined).

            H. Operating Statements. All income and expense statements for the two (2) most recent calendar years prior to the current calendar year and monthly operating statements, to the extent available, for the current year.

            I. Rent Roll. A current rent roll in the form attached hereto as Exhibit H (the "Rent Roll"), including a schedule with a description of any uncured defaults by a tenant or by Seller as landlord under any Lease.

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            J. Leases. (i) copies of all existing and pending Leases; (ii) a schedule of leasing commissions which are or may become due in the future (e.g., for renewals, extensions, etc.) on a space by space basis which are to be assumed by Purchaser, as further described in Paragraph 11(e) below; and (iii) a copy of the current standard lease form. Seller shall also make available to Purchaser, for its review and, at Purchaser's expense, copying, all Lease files and financial statements, if any, for any Lessees.

            K. Permits. All governmental permits and approvals relating to the construction, operation, use or occupancy of the Property, including without limitation, all building permits, certificates of completion, certificates of occupancy, environmental permits and licenses and sip permits (individually and collectively "Permits").

Seller's obligations under this Paragraph 7(a)(i) are to made a reasonable search of its files and records and to request Seller's property manager to make a reasonable search of its files and records for any of the above items.

All of the aforesaid activities and any activities undertaken by Purchaser pursuant hereto shall be undertaken in such a manner as to not unreasonably interfere with the conduct of business by Seller and the Lessees and other occupants of the Property. Purchaser shall repair and/or restore any damage or disturbance to the Property caused by Purchaser in performing any of said activities promptly after the completion of them or, if this Agreement shall sooner terminate, promptly upon such termination. Purchaser hereby indemnifies and holds Seller, Seller's property manager, the Lessees and all of their respective employees and agents and the Property harmless from any and all costs loss, damages or expenses, of any kind or nature, arising out of or resulting from such entry and/or activities upon the Property by Purchaser, its employees, agents, contractors and/or subcontractors. The provisions of the preceding two sentences shall survive the Closing or other termination of this Agreement.

Seller shall not be responsible to make or pay for any improvements to the Property required by the Americans with Disabilities Act or any environmental or other similar laws, rules or regulations, all of which, however, shall remain subject to Purchaser's review and approval during the Review Period.

If in the course of its review of information as to the Property, whether during or after the Review Period, if Purchaser discovers any inconsistencies in any material provided or make available to it (e.g., without limitation, information in the Rent Roll being different from that contained in the Leases), Purchaser shall inform Seller of such inconsistencies and Seller shall be entitled to correct such materials as are necessary to resolve the inconsistencies. Whether or not Purchaser so informs Seller, Seller shall not be liable for any representation, warranty or for any information provided by or on its behalf if Purchaser has actual knowledge of any such inconsistencies on the Closing Date.

                (ii) Seller's Obligations. As of the Close of Escrow, Seller shall have performed all of the obligations required to be performed by Seller under this Agreement.

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                (iii)  Seller's Representations. All representations and
warranties made or to be made by Seller to Purchaser in this Agreement shall be true and correct as of the Close of Escrow.

                (iv) UCC Search. Receipt by Purchaser of a Certificate from the California Secretary of State indicting that, as of the Close of Escrow, there are no filings against Seller under the California Uniform Commercial Code which would be a lien on any of the Personal Property (other than any filings as to which Purchaser is given satisfactory evidence that such filings are being released as of the Close of Escrow).

                (v) Litigation. As of the Close of Escrow, there shall be no litigation or administrative agency or other governmental proceeding of any kind against or involving Seller or the Property which would materially adversely affect the value of the Property or its operation.

                (vi) Updated Rent Roll. Seller shall have provided Purchase with an updated Rent Roll three (3) business days prior to Close of Escrow, which updated Rent Roll must not indicate any material adverse change from the Rent Roll provided pursuant clause I of to subparagraph (i) above. Purchaser shall have the right to conduct a pre-closing review to confirm the updated Rent Roll. It is agreed that arrearages in the aforesaid Rent Roll for all months (excluding the arrearages of Ballet Conservatory and Video Conference, and also excluding the tenant improvement receivable of Sternschuppe) not exceeding $15,000 in the aggregate shall not constitute a material adverse change hereunder. Said arrearages shall be calculated as of the last day of the month preceding the month in which the Close of Escrow occurs if the Close of Escrow occurs prior to the 20th day of a month, and said arrearages shall be calculated as of the date on the Rent Roll delivered pursuant to this clause (vi) if the Close of Escrow occurs on or after the 20th day of the month.

                (vii) Contract Terminations. Seller shall terminate prior to the Close of Escrow, at no cost or expense to Purchaser, any and all contracts and commission agreements related to the operation, maintenance, repair, improvement and/or leasing of the Property, except that Seller need not terminate, and Purchaser shall assume, any contracts as to the leasing commissions, if any, due after the Close of Escrow to the extent such are identified in, and includible under, clause J(ii) of subparagraph (i) above.

                (viii) No Changes. There shall have been no change in or addition to the information or items reviewed and approved by Purchaser during the Review Period which change would have a material adverse affect on the ownership, operation, maintenance, repair or financial condition of the Property.

                (ix) Estoppel Certificates. Purchaser's review and approval of estoppel certificates covering all rentable space within the Property. Seller shall use good faith efforts to obtain and deliver to Purchaser Lessee estoppel certificates from any and all Lessees occupying any portion of the Property in form and substance reasonably satisfactory to Purchaser. For any Lessee that Seller is not able to deliver a Lessee estoppel certificate, Seller shall deliver to Purchaser a landlord's estoppel certificate covering the information

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which would otherwise been included in the Lessee's estoppel certificate (with actual knowledge limitations as to defaults), provided, however, Purchaser shall not be obligated to accept or approval estoppels provided by Seller as to Leases representing more than twenty-five percent (25%) of the leasable area in the Property. Said certificates shall be delivered at least five (5) days prior to the Close of Escrow and shall be dated no earlier than thirty (30) days prior to the Close of Escrow. Purchaser shall provide Seller with its proposed form of estoppel certificate within five (5) days after the Opening Escrow Date. Estoppel certificates, whether from Lessees or the Seller, shall not be unsatisfactory if they show rent arrearages so long as the aggregate of such arrearages does not exceed the amount allowable under subparagraph (vi) above, plus as to the Ballet Conservatory, its arrearage, and as to Sternschuppe, its tenant improvement arrearage.

                (x) Purchaser Approvals. Purchaser's obligation to purchase the Property is conditioned upon the approval by Purchaser's Executive Committee during the Review Period of the transactions contemplated by this Agreement.

                (xi) Seller's Personal Property. Prior to the Close of Escrow, Seller shall have removed the personal property in the property management office in the Real Property which is not being conveyed by Seller to Purchaser.

            (b) Conditions to Seller's Obligations. For the benefit of Seller, the Close of Escrow shall be conditioned upon the occurrence and/or satisfaction of each of the following conditions (or Seller's waiver thereof, it being agreed that Seller may waive any or all of such conditions):

                (i) Purchaser's Obligations. Purchaser shall have timely performed all of the obligations required by the terms of this Agreement to be performed by Purchaser.

                (ii) Purchaser's Representations. All representations and warranties made or to be made by Purchaser to Seller in this Agreement shall be true and correct as of the Close of Escrow.

         8. Deposits by Seller. On or before the Close of Escrow, Seller shall deposit or cause to be deposited with Escrow Holder the following documents and instruments:

            (a) Grant Deed. The Grant Deed conveying the Property to Purchaser duty executed by Seller, acknowledged and in recordable form in the form attached hereto as Exhibit "C".

            (b) Leases. The original Leases.

            (c) Assignment of Leases. A counterpart of an Assignment and Assumption of Leases ("Assignment of Leases"), duly executed by Seller, the form of which is attached hereto as Exhibit "D", pursuant to which Seller assigns to Purchaser Seller's right, title and interest in and to the Leases.

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            (d) Contracts. Any original contracts as to any leasing commissions to be assumed by Purchaser as otherwise provided in this Agreement ("Continuing Contracts"),

            (e) Assignment of Contracts. A counterpart of an Assignment and Assumption of Contracts ("Assignment of Contracts"), duly executed by Seller, the form of which is attached hereto as Exhibit "E", pursuant to which Seller assigns to Purchaser Seller's right, title and interest in and to the Continuing Contracts.

            (f) Rent Roll. The Rent Roll, updated to the Closing Date, certified as to its accuracy (except as provided in the last paragraph of Paragraph 7(a)(i) above), and executed by the Seller, together with a Schedule of any Lessee whose rent and other charges is past due as of said date, and the amount of such past due sums.

            (g) Bill of Sale. A Bill of Sale ("Bill of Sale"), duly executed by Seller, the form of which is attached hereto as Exhibit "F", conveying Seller's right, title and interest in and to any and all personal property appurtenant to the property.

            (h) Seller's Certificate. A certificate of non-foreign status duly executed by Seller, in the form attached hereto as Exhibit "G", and a California Franchise Tax Board Form 590, duly executed by Seller, (collectively, the "Seller's Certificate").

            (i) Permits. To the extent in Seller's possession or control, originals of the building permits and certificates of occupancy for the Improvements and all tenant-occupied space included within the Improvements.

            (j) Lessee Notices. Notices to the Lessees of the occurrence of the sale of the Property in a form designated by Purchaser and reasonably approved by Seller.

            (k) Closing Statement. A closing statement in form and content satisfactory to Purchaser and Seller (the "Close of Escrow Statement"), duly executed by Seller.

            (l) Keys. All keys to the Property.

         9. Deposits by Purchaser. Purchaser shall deposit or cause to be deposited with Escrow Holder the funds which are to be applied towards the payment of the Purchase Price in the amounts and at the times designated in Paragraph 3 above. In addition, at least one (1) business day prior to the Close of Escrow, Purchaser shall deposit with Escrow Holder the following documents and instruments:

            (a) Assignment of Leases. A counterpart of the Assignment of Leases duly executed by Purchaser.

            (b) Assignment of Contracts. A counterpart of the Assignment of Contracts, duly executed by Purchaser.

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            (c) Close of Escrow Statement. A counterpart of the Close of Escrow
Statement, duly executed by Purchaser.

        10. Costs and Expenses. The cost and expense of the Title Policy shall be paid by Seller unless Purchaser elects to obtain ALTA extended coverage, in which event the premium and any additional costs for such ALTA extended coverage additional to the premium for CLTA coverage shall be paid by Purchaser. The escrow fee of Escrow Holder shall be shared equally by Seller and Purchaser. Seller shall pay all document transfer taxes payable in connection with the recordation of the Grant Deed. Purchaser and Seller shall pay, respectively, the Escrow Holder's customary charges to buyers and sellers for recording and miscellaneous charges. If, as a result of no fault of Purchaser or Seller, Escrow fails to close, Purchaser and Seller shall share equally all of Escrow Holder's fees and charges.

        11. Prorations. The following prorations shall be made between Seller and Purchaser on the Closing Date, computed as of the Closing Date:

            (a) Taxes. Real and personal property taxes and assessments on the Property shall be prorated on the basis that Seller is responsible for (i) all such taxes for the fiscal year of the applicable taxing authorities occurring prior to the "Current Tax Period", and (ii) that portion of such taxes for the Current Tax Period determined on the basis of the number of days which have elapsed from the first day of the Current Tax Period to the Closing Date, inclusive, whether or not the same shall be payable prior to the Closing Date. The phrase "Current Tax Period" refers to the fiscal year of the applicable taxing authority in which the Closing Date occurs. In the event that as of the Closing Date the actual tax bills for the year or years in question are not available and the amount of taxes to be prorated as aforesaid cannot be ascertained, then rates, millages and assessed valuation of the previous year, with known changes, shall be used, and when the actual amount of taxes and assessments for the year or years in question shall be determinable, then such taxes and assessments will be prorated between the parties to reflect the actual amount of such taxes and assessments.

        Any rights to tax abatements with respect to periods prior to the Closing Date shall belong to Seller, and any rights to tax abatements with respect to periods subsequent to the Closing Date shall belong to Purchaser. Net proceeds of tax abatements covering a tax period during which both Purchaser and Seller own the Property shall be prorated as of the Closing Date based upon the actual number of days of ownership of each of Purchaser and Seller during such period.

            (b) Rentals. Rentals and other payments (other than operating cost and other pass-throughs) payable by Lessees, licensees, concessionaires and other persons using or occupying the Property or any part thereof, for or in connection with such use or occupancy, prorated as of 12:01 a.m. on the Close of Escrow Date if the funds are received in escrow by the Title Company by 12:01 p.m. on the Close of Escrow Date, otherwise as of 12:01 a.m. on the next day, based upon the actual number of days of ownership by each of Purchaser and Seller during the applicable period. However, Purchaser shall not be obligated to make any payment or give any credit to Seller on account of, or by reason of, any rental or other payments which are unpaid as of the Close of Escrow Date, but shall be required merely to turn over to Seller its share of the same if, as and when received by Purchaser. All payments (including any operating cost and other pass-throughs) received by Purchaser from a Lessee, licensee, concessionaire or other person shall be applied against the most recently accrued obligation or obligations of the payor. Any rental payments received by Seller following the Closing Date shall be paid over to Purchaser unless the tenant has specified in writing that such payment relates to a rental period occurring prior to the Closing Date.

            (c) Security Deposits. Purchaser shall be credited and Seller shall be charged with any security deposits and advanced rentals in the nature of security deposits made by the Lessees under the Leases, and to all interest on any thereof to which any Lessee is entitled to under its Lease.

            (d) Utilities; Other Expenses; Pass-Throughs. Gas, water, electricity, heat, fuel sewer and other utilities and the operating expenses relating to the Property shall be prorated as of the Closing Date. If the parties are unable to obtain final meter readings as of the Closing Date, such expenses shall be estimated as of the Closing Date on the basis of the prior operating history of the Property, and shall be readjusted when the actual amounts thereof are known. Payments from Lessee and others as reimbursements or "pass-throughs" for operating expenses and other reimbursable expenditures shall be adjusted by Purchaser as appropriate for each Lease as soon after the end of the applicable adjustment year for each such item under each Lease in which the Close of Escrow Date occurs, based upon the portion of each such year that the Property was owned by Seller and Purchaser. Purchaser shall provide a reasonably detailed statement to Seller as to the amount of all relevant receipts and expenditures and whether the amounts collected by Seller for reimbursements or as pass-throughs exceeds or were less than Seller's share of expenses and other reimbursable expenditures, and the excess, if any, shall be paid by Seller to Purchaser or, as the case may be, the deficit, to the extent actually collected, shall be paid by Purchaser to Seller, in either case within ten (10) business days after receipt of said statement by Seller or the sending of such statement by Purchaser, if Purchaser owes any amount. Seller shall have the right, at its expense, to audit the books and records of the Property to determine the accuracy of the statement given by Purchaser, provided that request for such audit shall be made within a reasonable time after receipt by Seller of the statement, and such audit right shall not affect the timing of the any payment due from Seller, absent manifest error.

            (e) Leasing Costs. Seller shall pay or assume payment as of the Close of Escrow for all leasing commissions and tenant improvement costs and allowances, if any, in connection with any Lease or any renewal, extension or other modification of a Lease executed on or before the Opening Escrow Date. Leasing commissions and tenant improvement costs (i) for any renewals, extensions, expansions and similar matters in existing Leases pursuant to a right exercisable by a Lessee which is exercised after the Opening Escrow Date, and (ii) for any extension, renewal or other modification of an existing Lease and for any new leases executed after the Opening Escrow Date (all of such modifications and new leases being subject to Purchaser's approval pursuant to Paragraph 26) shall be assumed by and paid by Purchaser if the Closing occurs, but not including in this sentence any such commissions payable to Seller or any of its affiliates.

        In the event any prorations, apportionments or computations made under this Paragraph 11 shall require further adjustment, then the parties shall make the appropriate adjustments promptly when accurate information becomes available and either party shall be entitled to an adjustment to correct the same, provided that it makes written demand on the party from whom it is entitled to such adjustment within one (1) year after the Closing Date. Any corrected adjustment or proration shall be paid in cash to the party entitled thereto.

        12. Disbursements and Other Actions by Escrow Holder. Upon the Close of Escrow, the Escrow Holder shall promptly undertake all of the following in the manner indicated:

            (a) Prorations. Prorate all matters referenced in Paragraph 11 based upon the Close of Escrow Statement delivered into Escrow signed by the parties.

            (b) Recording. Cause the Grant Deed and any other documents which the parties hereto may mutually direct, to be recorded in the Official Records of Orange County, California in the order set forth by the parties. Escrow Holder is instructed not to affix the amount of documentary transfer tax on the face of the Deed, but to supply same by separate affidavit.

            (c) Funds. Disburse from funds deposited by Purchaser with Escrow Holder towards payment of all items chargeable to the account of Purchaser pursuant hereto in payment of such costs, including, without limitation, the payment of the Purchase Price to Seller, and disburse the balance of such funds, if any, to Purchaser.

            (d) Documents to Seller. Deliver a counterpart of the Assignment of Leases, the Assignment of Contracts and the Close of Escrow Statement, executed by Purchaser to Seller.

            (e) Documents to Purchaser. Deliver the Leases, Bill of Sale, Seller's Certificate, a counterpart of the Assignment of Leases, the Assignment of Contracts and the Close of Escrow Statement, all as executed by Seller, the other items described in Paragraph 8, and, when issued, the Title Policy, to Purchaser.

            (f) Title Policy. Direct the Title Company to issue the Title Policy to Purchaser.

        13. Seller's Representations and Warranties; Certain Waivers by Purchaser. It is expressly understood and agreed that subject to the right of Purchaser to terminate at or prior to the expiration of the Review Period, Purchaser is acquiring the Property "As Is" and "Where Is", except as otherwise expressly provided in this Agreement or in the Conveyance Documents (as hereinafter defined), and that Seller has not made and does not make and will not make any representations or warranties, expressed or implied, with respect to the quality, physical condition, expenses, past use, or suitability for intended use, value of the Property, improvements thereon, or any other matter or thing affecting or related in any way to the Property (including without limitation, warranties of habitability, warranties of merchantability and/or fitness for a particular purpose), which might be pertinent in considering whether to purchase the Property or enter into this Agreement, and Purchaser does hereby expressly acknowledge that no such representations or warranties have been made, and, to the extent permitted by applicable law, Purchaser hereby waives any and all implied warranties to which it might otherwise be entitled. Seller is not liable or bound in any manner by any warranties, either expressed or implied, guarantees, promisees, statements, representations, or information pertaining to the Property or the value thereof made or furnished by any broker, agent, employee, servant or other person representing or purporting to represent Seller, except as otherwise expressly provided in this Agreement or in the Conveyance Documents (as hereinafter defined).

        Notwithstanding the foregoing, Seller makes the following (and only the following) representations to Purchaser, with the representations under clauses
(d) through (j) being made only as of the Close of Escrow:

            (a) Seller is a duly organized and validly existing corporation in good standing under the laws of the State of Connecticut, and is qualified to do business in the State of California.

            (b) Except as provided in the penultimate paragraph of this Paragraph 13, Seller has the legal right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance of this Agreement have been duly authorized and, as of the Closing, the execution of the Grant Deed, the Assignment of Leases, the Assignment of Contracts, the Bill of Sale, the Sellees Statement and the Close of Escrow Statement (collectively, the "Conveyance Documents") will have been duly authorized, and no other action by Seller is requisite to the valid and binding execution, delivery and performance of this Agreement, and, as of the Closing, the Conveyance Documents.

            (c) There are no actions, suits or proceedings pending against or, to Seller's actual knowledge, threatened or affecting the Property or the Leases on the Property, in law or equity.

            (d) Except as provided in the penultimate paragraph of this Paragraph 13, no consents or waivers of or by any third party are necessary to permit the consummation by Seller of the transactions contemplated by this Agreement.

            (e) To Seller's actual knowledge, there are no material physical or mechanical defects in the Property.

            (f) All documents delivered by Seller to Purchaser or made available to Purchaser for its review are, to Seller's actual knowledge, true and complete copies of such documents in Seller's possession or control. To Seller's actual knowledge, all of Seller's property management files and other documents and/or contracts related to the Property as are in Seller's possession or control were delivered to or made available to Purchaser for review.

            (g) To Seller's actual knowledge, on the Close of Escrow there will be no outstanding written or oral contracts made by Seller for any improvements to the Property or for offsite improvements related to the Property, which have not been fully completed and paid for.

            (h) Except as provided in the last paragraph of Paragraph 7(a)(i) above, the Rent Roll provided to Purchaser under Paragraph 8(f) is a complete and accurate list of all Leases. To Seller's actual knowledge, Seller has provided Purchaser with complete and accurate copies of all Leases. There are no rights of first refusal as to the sale of, or rights to purchase, the Property.

            (i) To Seller's actual knowledge, except as provided in the Schedule attached to the Rent Roll, there exist no defaults or events which, with the giving of notice or passage of time, or both, would constitute a default by Seller or any Lessee under any of the Leases.

            (j) No contracts or commission agreements affecting the operation, maintenance, repair improvements and/or leasing of the Property will survive the Close of Escrow other than the Continuing Contracts. To Seller's actual knowledge, Seller has provided to Purchaser complete and accurate copies of all Continuing Contracts.

            (k) To Seller's actual knowledge, Seller has not granted any option or right of first refusal or first opportunity to any party to acquire any of Seller's interest in any of the Property.

            (l) To Seller's actual knowledge, it has not received written notice
(i) that the Property or its current use and operation are not in compliance with applicable laws, rules, permits and regulations or private covenants, conditions and restrictions, or (ii) that any licenses, permits, variances, easements and approvals, including without limitation, final certificates of occupancy (or the equivalent necessary for the current use, operation and occupancy of the Property) have not been issued or are not in effect.

            (m) Except as may be disclosed in reports, studies and other materials provided to Purchaser by Seller, to Seller's actual knowledge, it has not received written notice (i) that any hazardous or toxic substance, waste or material (including without limitation PCB'S, petroleum, petroleum products and fractions thereof) currently exist in, on or under, or is being disposed of or released from, the Property or any property adjacent to the Property except such as are in compliance with applicable laws, orders, rules and regulations; nor
(ii) that any underground storage tanks (whether existing or abandoned) exist on or under the Property or on or under any property adjacent to the Property.

        Prior to the Close of Escrow, Seller and Purchaser shall agree on a schedule of reports, studies and other material which Seller desires to exclude any information therein from the provisions of clause (m) above.

        "Seller's actual knowledge" or the "actual knowledge of Seller" shall in either case, mean the actual knowledge of John Molloy or Brian Raczyski, officers of Seller's shareholder's Investment Manager, who are the individuals primarily responsible to and for Seller as to the Property, and such phrases shall not include the constructive or imputed knowledge of either of said individuals nor of Seller, Hart Advisers, Inc., Seller's direct or indirect shareholders, or its property manager, nor the actual, constructive or imputed knowledge of any employee, officer, director, agent, independent contractor or any other person of any of the above.

        The representations and warranties of Seller set forth in this Agreement shall be true on and as of the Close of Escrow as if those representations and warranties were made on and as of such time.

        Seller's authority to enter into this Agreement is subject to the approval of certain direct and indirect shareholders in Seller. Purchaser understands that Seller will endeavor to obtain such authorization and approvals but Seller makes no representation or warranty as to whether or not such approvals may be obtained. Any sums expended or other efforts made by Purchaser pursuant hereto shall be solely at Purchaser's risk in the event any such authorizations or approvals are for any reason whatsoever not obtained.

        Seller agrees to notify Purchaser promptly upon authorization being granted or authorization not being granted, provided that if such notice has not been given to Purchaser within ten (10) business days after the date hereof, then Purchaser may terminate this Agreement at any time thereafter unless and until such notice is given. In the event of termination by Purchaser hereunder, the Deposit shall be returned to Purchaser and neither Purchaser nor Seller shall any further rights or obligations hereunder to the other.

        14. Purchaser's Representations and Warranties. Purchaser makes the following (and only the following) representations to Seller:

            (a) Purchaser is a duly organized and validly existing corporation in good standing under the laws of the State of Maryland.

            (b) Except as provided in Paragraph 7(a)(x), Purchaser has the legal right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance of this Agreement have been duly authorized and, as of the Closing, the execution of the Assignment of Leases, Assignment of Contracts and the Close of Escrow Statement will have been duly authorized, and no other action by Purchaser is requisite to the valid and binding execution, delivery and performance of this Agreement, and, as of the Closing, the Conveyance Documents to be executed by Purchaser.

            (c) Except for the express representations and warranties of Seller contained in Paragraph 13 above or in the Conveyance Documents, Purchaser is acquiring the Property "as is" and without any warranty of Seller, express or implied, as to the nature or condition of or title to the Property or its fitness for Purchaser's intended use of same. Purchaser is, or as of the expiration of the Review Period will be, familiar with the Property. Purchaser is a sophisticated owner, investor and operator of real estate and, except for the express representations and warranties of Seller contained in Paragraph 13 above or in the Conveyance Documents, is relying solely upon, and as of the expiration of the Review Period will have conducted its own, independent inspection, investigation and analysis of the Property as it deems necessary or appropriate in so acquiring the Property from Seller (including, without limitation, any and all matters concerning the condition, use, sale, development or suitability for development of the Property). Purchaser is not relying in any way upon any representations, statements, agreements, warranties, studies, plans, reports, descriptions, guidelines or other information or material furnished by Seller or its representatives, whether oral or written, express or implied, of any nature whatsoever regarding any of the foregoing matters, except for the express representations and warranties of Seller contained in Paragraph 13 above or in the Conveyance Documents.

        The representations and warranties of Purchaser set forth in this Agreement shall be true on and as of the Close of Escrow as if those representations and warranties were made on and as of such time.

        15. FAILURE TO CLOSE: LIQUIDATED DAMAGES. (a) IF PURCHASER DEFAULTS HEREUNDER, THEN SELLER UNILATERALLY AND AT ITS OPTION MAY TERMINATE THIS AGREEMENT AND ESCROW BY GIVING WRITTEN DEMAND TO PURCHASER AND ESCROW HOLDER. THEREUPON, SELLER SHALL BE RELIEVED OF ANY OBLIGATION TO SELL THE PROPERTY TO PURCHASER, SELLER SHALL BE ENTITLED, AS ITS SOLE REMEDY, TO THE DEPOSIT AS LIQUIDATED DAMAGES, ESCROW HOLDER SHALL RETURN ALL DOCUMENTS AND INSTRUMENTS TO THE PARTIES WHO DEPOSITED THE SAME, AND ALL TITLE AND ESCROW CANCELLATION CHARGES SHALL BE CHARGED TO PURCHASER. IN ADDITION, IF ALL OR ANY PORTION OF THE DEPOSIT REMAINS IN ESCROW AT THE TIME OF SUCH DEFAULT BY PURCHASER, ESCROW HOLDER IS IRREVOCABLY INSTRUCTED BY PURCHASER AND SELLER TO DISBURSE TO SELLER ALL SUCH SUMS UPON DEMAND OF SELLER ALONE AS LIQUIDATED DAMAGES FOR PURCHASER'S DEFAULT HEREUNDER, PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671 AND 1677.

        IN THE EVENT OF A DEFAULT BY PURCHASER AS AFORESAID UNDER THIS AGREEMENT, PURCHASER SHALL HAVE NO RIGHT TO SEEK OR OBTAIN SPECIFIC ENFORCEMENT OF THIS AGREEMENT.

        PURCHASER AND SELLER AGREE THAT IT WOULD BE EXTREMELY PRACTICAL AND DIFFICULT TO ESTIMATE THE AMOUNT OF DAMAGES SELLER MIGHT SUFFER IN THE EVENT OF PURCHASER'S DEFAULT HEREUNDER. THE

PARTIES HEREBY AGREE THAT THE DELIVERY OF THE DEPOSIT AND ACCRUED INTEREST TO SELLER IN THE EVENT OF PURCHASER'S DEFAULT REPRESENTS A FAIR AND REASONABLE ESTIMATE OF SAID DAMAGES.

__________________________                           ___________________________
Seller's Initials                                    Purchaser's Initials

            (b) If Seller shall default in its obligations to close, then Purchaser shall have the right, at its option, either (i) to a refund of the Deposit and the termination of this Agreement without any further rights or obligations of either party hereto, or (ii) specific enforcement of this Agreement, such rights being exclusive and, as elected by Purchaser, its sole remedy against Seller pursuant to this Agreement in the event of a default by Seller hereunder. Nothing herein shall be deemed to limit Purchaser's rights as a result of a misrepresentation by Seller under Paragraph 13 above in the event Purchaser acquires the Property pursuant to this Agreement.

        16. WAIVER OF RIGHT TO RECORD LIS PENDENS. AS PARTIAL CONSIDERATION FOR SELLER ENTERING INTO THIS AGREEMENT, PURCHASER EXPRESSLY WAIVES ANY RIGHT UNDER CALIFORNIA CODE OF CIVIL PROCEDURE, PART II, TITLE 4.5 (SECTIONS 409 - 409.8) OR AT COMMON LAW OR OTHERWISE TO RECORD OR FILE A LIS PENDENS OR A NOTICE OF PENDENCY OF ACTION OR SIMILAR NOTICE AGAINST ALL OR ANY PORTION OF THE PROPERTY IN CONNECTION WITH ANY ALLEGED DEFAULT BY SELLER HEREUNDER UNLESS SUCH LIS PENDENS OR OTHER NOTICE IS FILED ON OR AFTER, AND DURING THE PENDENCY OF THE COMMENCEMENT OF A LEGAL PROCEEDING BY PURCHASER SEEKING SPECIFIC ENFORCEMENT OF THIS AGREEMENT. PURCHASER AND SELLER HEREBY EVIDENCE THEIR SPECIFIC AGREEMENT TO THE TERMS OF THIS WAIVER BY PLACING THEIR INITIALS IN THE PLACE PROVIDED HEREINAFTER.

__________________________                           ___________________________
Seller's Initials                                    Purchaser's Initials

        17. Damage or Condemnation Prior to Closing. Seller shall promptly notify Purchaser of any casualty to the Property or any condemnation proceeding commenced prior to the Close of Escrow. If any such damage or proceeding relates to or may result in the loss of any material portion of the Property (i.e., a loss of $10,000 or more) or such loss is uninsured or results in the abatement of rent under any Lease or the right of a Lessee to terminate its Lease, either Seller or Purchaser may, at their option, elect to terminate this Agreement, in which event all funds deposited into Escrow by Purchaser shall be returned to Purchaser and neither party shall have any further rights or obligations hereunder. If this Agreement is not so terminated and continues in effect, then upon the Close of the Escrow, Purchaser shall be entitled to any compensation, awards, or other payments or relief resulting from such casualty or condemnation proceeding and a credit against the Purchase Price for the lesser of (x) the cost of such repair to the extent not covered by insurance, condemnation or other proceeds, (y) Seller's deductible under its applicable insurance policy, or (z) $10,000.

        18. Notices. All notices or other communications required or permitted hereunder shall be in writing, and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, telegraphed, delivered or sent by telex, telecopy or cable and shall be deemed received upon the earlier of (i) if personally delivered, the date of delivery to the address of the person to receive such notice, (ii) if mailed, four (4) business days after the date of posting by the United States post office, (iii) if given by telegraph or cable, when delivered to the telegraph company with charges prepaid, or (iv) if given by telex or telecopy, when sent. Any notice, request, demand, direction or other communication sent by cable, telex or telecopy must be confirmed within forty-eight (48) hours by letter mailed or delivered in accordance with the foregoing.

             To Purchaser:             Pacific Gulf Properties, Inc.
                                       263 San Miguel Drive
                                       Suite 100
                                       Newport Beach, California 92660-7905
                                       Attention:  Lonnie P. Nadal
                                       Telephone No.:  (714) 721-2700
                                       Fax No.:  (714) 721-2713

             with a copy to:

                                       Cox, Castle & Nicholson, LLP
                                       2049 Century Park East 28th Floor
                                       Los Angeles, California 90067
                                       Attention:  John Kuhl, Esquire
                                       Telephone No.:   (310) 284-2267
                                       Fax No.:  (310) 277-7389

             To Seller:                Hart Adviser, Inc.
                                       One Pond Mill Lane
                                       Simsbury, Connecticut 06070
                                       Attention:  John Molloy
                                       Telephone No.:   (860) 651-4000
                                       Fax No.:  (860) 651-4016

             with a copy to:           Goulston & Storrs, P.C.
                                       400 Atlantic Avenue
                                       Boston, Massachusetts 02110-3333
                                       Attention:  Robert S. Towsner, Esquire
                                       Telephone No.:  (617) 482-1776
                                       Fax No.:  (617) 574-4112

            To Escrow Holder:         Chicago Title Insurance Company
                                      16969 Von Karman
                                      Irvine, California 92714
                                      Attention:          Joy Easton
                                      Telephone No.:     (714) 263-0126
                                      Fax No.:           (714) 263-0344

Notice of change of address shall be given by written notice in the manner detailed in this Paragraph. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to constitute receipt of the notice, demand, request or communication sent.

        19. Brokers. Upon the Close of Escrow, Seller shall pay a real estate brokerage commission to CB Commercial Real Estate Group, Inc. ("CB") with respect to this transaction in accordance with Seller's separate agreement with broker(s) and Seller hereby agrees to indemnify and hold Seller free and harmless from such commission obligation. Other than CB, each of Purchaser and Seller hereby represent to the other that it dealt with no other broker, finder or agent in connection with the transaction described herein, and Purchaser and Seller each indemnify the other for any claims brought by any other agent, broker or finder in connection with this transaction with whom Purchase and Seller has dealt. Seller acknowledges that Hart Advisers, Inc. is the Investment Manager for Seller's shareholder and that in no event shall Purchaser be responsible for any payments of any kind to Hart Advisers, Inc. as a result of the transactions contemplated by this Agreement. The provision of this paragraph shall service the Close of Escrow.

        20. Legal Fees. In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants or agreements or any inaccuracies in any of the representations and warranties on the part of the other party arising out of this Agreement, or as to any matter under any instrument executed by any party hereto in connection with the transactions contemplated by this Agreement, then in any such event, the prevailing party in such action or dispute, whether by final judgment, or out of court settlement shall be entitled to have and recover of and from the other party all costs and expenses of suit, including actual, reasonable attorneys' fees.

        21. Assignment. Purchaser shall not assign, transfer or convey its rights and/or obligations under this Agreement and/or with respect to the Property without the prior written consent of Seller, which consent Seller may withhold in its absolute discretion, Any attempted assignment without the prior written consent of Seller shall be void and Purchaser shall be deemed in default hereunder. Any permitted assignments shall not relieve the assigning party from its liabilities and obligations under this Agreement.

        22. Indemnification of Escrow Holder.

            (a) If this Agreement or any matter relating hereto shall become the subject of any litigation or controversy, Purchaser and Seller agree, jointly and severally, to hold

Escrow Holder free and harmless from any loss or expense, including attorneys' fees, that may be suffered by it by reason thereof except for losses or expenses as may arise from Escrow Holder's negligent or willful misconduct. If conflicting demands are made or notices served upon Escrow holder with respect to this Agreement, the parties expressly agree that Escrow Holder shall be entitled to file a suit in interpleader and obtain an order from the court requiring the parties to interpleas and litigate their several claims and rights among themselves. Upon the filing of the action in interpleader, Escrow Holder shall be fully released and discharged from any obligations imposed upon it by this Agreement.

            (b) Escrow Holder shall not be liable for the sufficiency or correctness as to form manner, execution or validity of any instrument deposited with it, nor as to the identity, authority or rights of any person executing such instrument, nor for failure of Purchaser or Seller to comply with any of the provisions of any agreement, contract or other instrument filed with Escrow Holder or referred to herein. Escrow Holder's duties hereunder shall be limited to the safekeeping of all monies, instruments or other documents received by it as Escrow Holder, and for their disposition in accordance with the terms of this Agreement.

        23. Reporting Requirement. The Escrow Holder shall comply with all applicable federal, state and local reporting and withholding requirements relating to the closing of the transactions contemplated herein. Without limiting the generality of the foregoing, to the extent the transactions contemplated by this Agreement involve a real estate transaction with the purview of Section 6045 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), Escrow Holder shall have sole responsibility to comply with the requirements of Section 6045 of the Internal Revenue Code (and any similar requirements imposed by state or local law), which in part requires Escrow Holder to report real estate transactions closing after December 31, 1986 by, among other things, preparing and causing to be filed Internal Revenue Service Form 1099-B and any applicable additional statements in connection therewith. Seller's tax identification number has been provided in a separate letter to Escrow Holder, receipt of which is hereby acknowledged by Escrow Holder. Escrow Holder shall hold Purchaser, Seller and their counsel free and harmless from and against any and liability, claims, demands, damages and costs, including reasonable attorney's fees and other litigation expenses, arising or resulting from the failure or refusal of Escrow Holder to comply with such reporting requirements.

        24. Possession and Authorization. Possession of the Property shall be delivered to Purchaser by Seller on the Close of Escrow. Seller authorizes Purchaser and its agents to make all inquiries with any third party, including any governmental authority, as Purchaser may reasonably require to complete its due diligence.

        25. Maintenance of the Property and Property Personnel. Between Seller's execution of this Agreement and the Close of Escrow, Seller shall maintain and operate the Property in the same manner as it currently maintains and operates the Property, and Seller shall (i) cause all employment and management agreements respecting the Property to be terminated, and deliver evidence of such termination to Purchaser, and (ii) remove or cause to be removed all employees and management personnel from the Property.

        26. Leasing; Purchaser's Consent to New Contracts Affecting the Property; Termination of Existing Contracts. Seller shall use commercially reasonable efforts until Close of Escrow to lease any vacant space, or space becoming vacant, in the Real Property. However, Seller shall not, after the date of Seller's execution of this Agreement, enter into any lease or contract affecting the Property, or any amendment thereof, or permit any Lessee to enter into any sublease, assignment or agreement pertaining to the Property (except as expressly authorized by its Lease), or waive, compromise or settle any rights of Seller under any Lease as to amounts exceeding $2,500 as to any Lease, other than the ballet school, or $10,000 in the aggregate, not including the ballet school, and in any event as to any amounts which would accrue after the Close of Escrow Date, or agree to return any security deposit (except as may be required under any Lease), or modify, amend, or terminate any Continuing Contract, without in each case obtaining Purchaser's prior written consent thereto, which consent will be made or withheld in a commercially reasonable manner based upon the assumption that the use and leasing of the Property will continue in the same manner as the Property is now being used and leased manner. Any leasing commissions and tenant improvement costs payable as to any new Lease or any modification of a Lease approved pursuant to this Paragraph 26 shall be paid by Purchaser, except as to any leasing commissions payable to Seller or any of its affiliates, which amounts shall be paid by Seller. Any such approval or disapproval shall be made by Purchaser within five (5) business days after receipt of any request from Seller or its agents or independent contractors, and if not so timely made, such item shall be deemed approved. In the event of any disapproval, Purchaser shall specify its reasons therefor.

        27. Insurance. Through the Close of Escrow, Seller shall maintain or cause to be maintained, at Seller's sole cost and expense, such policy or policies of insurance, if any, as it currently carries on the Property with respect to damage or destruction of the Improvements and the Tangible Personal Property, worker's compensation and employer's liability insurance, commercial general liability insurance, and automobile liability insurance, each in the amount and form maintained by Seller prior to the date of this Agreement.

        28. Miscellaneous.

            (a) Survival of Covenants. The covenants, representations and warranties of both Purchaser and Seller set forth in this Agreement shall survive the recordation of the Grant Deed and the Close of Escrow for a period of one (1) year from such date, except in the case of fraud or willful misrepresentation, in which case such representations and warranties shall survive independent of this limitation; provided, however, that for matters as to which Purchaser has given Seller written notice within such one (1) year period that Purchaser reasonably believes that has been a misrepresentation by Seller, said notice specifying in detail the reason for such belief, then such representation and warranties of Seller that are so noted in such written notice shall survive until all liabilities arising out of the matters so described in such written notice have been satisfied, provided that Purchaser shall in any such event have commenced judicial proceedings against Seller as to any such noticed matters within fifteen (15) months after the Close of Escrow.

            (b) Required Actions of Purchaser and Seller. Purchaser and Seller agree to execute such instruments and documents and to diligently undertake such actions as may be required in order to consummate the purchase and sale herein contemplated and shall use their best efforts to accomplish the Close of Escrow in accordance with the provisions hereof.

            (c) Time of Essence. Time is of the essence of each and every term, condition, obligation and provision hereof.

            (d) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument. This Agreement shall be deemed executed and delivered upon each party's delivery of executed signature pages of this Agreement or such other document, which signature pages may be delivered by facsimile with the same effect as delivery of the originals.

            (e) Captions. Any captions to, or headings of, the paragraphs or subparagraphs of this Agreement are solely for the convenience of the parties hereto, are not a part of this Agreement, and shall not be used for the interpretation or determination of the validity of this Agreement or any provision hereof.

            (f) No Obligations to Third Parties. Except as otherwise expressly provided herein, the execution and delivery of this Agreement shall not be deemed to confer any rights upon, nor obligate any of the parties thereto, to any person or entity other than the parties hereto.

            (g) Exhibits. The Exhibits attached hereto are hereby incorporated herein by this reference.

            (h) Amendment to this Agreement. The terms of this Agreement may not be modified or amended except by an instrument in writing executed by each of the parties hereto.

            (i) Waiver. The waiver or failure to enforce any provision of this Agreement shall not operate as a waiver of any future breach of any such provision or any other provision hereof.

            (j) Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

            (k) Fees and Other Licenses. Except as otherwise provided herein, each of the parties shall pay its own fees and expenses in connection with this Agreement.

            (l) Confidentiality. Unless and until the Closing, Purchase shall keep all information regarding the Property confidential, except for such attorneys, accountants, investment advisors, underwriters, lenders and others as are reasonably required to evaluate and consummate the transactions contemplated hereby. Nothing in this paragraph shall prevent Purchaser from disclosing or accessing any information otherwise deemed confidential under this paragraph (i) in connection with the Purchaser's enforcement of its rights hereunder; or (ii) pursuant to any legal requirement, any statutory reporting requirements or any accounting or auditing disclosure requirement.

            (m) Entire Agreement. This Agreement supersedes any prior agreements, negotiations and communications, oral or written, and contains the entire agreement between Purchaser and Seller as to the subject matter hereof. No subsequent agreement, representation, or promise made by either party hereto, or by or to an employee, officer, agent or representative of either party shall be of any effect unless it is in writing and executed by the party to be bound thereby.

            (n) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto.

                                [Page Ends Here]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first-above written.

              "Purchaser"             Pacific Gulf Properties Inc., a
                                      Maryland corporation

                                      By:______________________________________
                                          Its:_________________________________

                                      By:______________________________________
                                          Its:_________________________________

              "Seller" SCTF Pacific Park II, Inc., a Connecticut corporation

                                      By:______________________________________
                                          Its:_________________________________

Acceptance by Escrow Holder

        Chicago Title Insurance Company hereby acknowledges that it has received a fully executed counterpart of the foregoing Agreement of Purchase and Sale and Joint Escrow Instructions and agrees to act as Escrow Holder thereunder and to be bound by and perform the terms thereof as such terms apply to Escrow Holder.

Dated: May 15, 1996                   Chicago Title Insurance Company


                                      By:______________________________________
                                         Its:__________________________________